UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013
____________________
RAPTOR PHARMACEUTICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25571 (Commission File Number)	86-0883978 (IRS Employer Identification Number)

5 Hamilton Landing, Suite 160
Novato, California 94949
 (Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (415) 408-6200
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2013, Raptor Pharmaceutical Corp. ("Raptor Pharmaceutical" or the "Company"), held its 2013 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, Raptor Pharmaceutical's stockholders approved an amendment (the "Amendment") to the Raptor Pharmaceutical Corp. 2010 Amended and Restated Stock Incentive Plan, as amended (the "Incentive Plan" and, as amended by the Amendment, the "Amended Plan"). On June 4, 2013, the Company's Board of Directors (the "Board") approved the Amendment effective as of such date, subject to stockholder approval.

The Amendment has the following effects on the Incentive Plan:
•	Increases the share reserve available for issuance under the Incentive Plan by 3,000,000 shares to an aggregate of 11,936,383 shares;

•
Adds a fungible share-counting provision stating that restricted stock and restricted stock unit awards will be counted against the reserve of shares available for issuance under the Incentive Plan as 1.35 shares for every one share actually issued and provides that shares purchased on the open market with the cash proceeds from exercise of any stock options shall not increase the number of shares available for future issuance under the Incentive Plan; and

•
Provides that the administrator of the Incentive Plan may not cancel an outstanding option whose exercise price is greater than fair market value at the time of cancellation in exchange for cash, without stockholder approval.

A description of the material terms of the Amended Plan is set forth on pages 20 to 25 of the Company's Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission (the "Commission") on June 7, 2013 and is incorporated herein by reference. That summary and the foregoing description of the Amendment are qualified in their entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Incentive Plan, which is filed as Appendix A to the Company's Definitive Proxy Statement on Schedule 14A for its 2010 Annual Meeting filed with the Commission on February 5, 2010, and, in each case, is incorporated herein by reference.

Item 5.07                          Submission of Matters to a Vote of Security Holders.

On July 23, 2013, Raptor Pharmaceutical held its Annual Meeting.  Only stockholders of record as of the close of business on May 31, 2013, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 56,754,823 shares of the Company's common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1.  The election of eight directors to hold office until the next annual meeting of stockholders or until his/her respective successor is elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Raymond W. Anderson	22,251,086	307,941	4,651,344
Suzanne L. Bruhn, Ph.D.	20,739,301	1,819,726	4,651,344
Richard L. Franklin, M.D., Ph.D.	7,756,942	14,802,085	4,651,344
Llew Keltner, M.D., Ph.D.	22,250,936	308,091	4,651,344
Erich Sager	21,734,092	824,935	4,651,344
Vijay B. Samant	20,469,657	2,089,370	4,651,344
Christopher M. Starr, Ph.D.	22,367,141	191,886	4,651,344
Timothy P. Walbert	8,360,174	14,198,853	4,651,344

Proposal 2.  The non-binding advisory vote to approve named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,660,983	204,393	30,124	4,651,344

Proposal 3.  The ratification of the appointment, by the Audit Committee of the Board, of Burr Pilger Mayer, Inc. as the independent registered public accounting firm of the Company for the year ending December 31, 2013:

Votes For	Votes Against	Abstentions
25,359,930	164,726	22,188

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Proposal 4.  The approval of the amendment to the Raptor Pharmaceutical Corp. 2010 Amended Stock Incentive Plan, which, among other things, increased the number of shares authorized for issuance under the current plan by 3,000,000 shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,230,492	1,640,558	24,450	4,651,344

Item 8.01                          Other Events.

Effective as of July 16, 2013, the Board appointed Llew Keltner, M.D., Ph.D. as its Chairman replacing Erich Sager, who stepped down as Chairman but will continue to remain as a member of the Board.

Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Exhibit Description
10.1	2013 Plan Amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2013	RAPTOR PHARMACEUTICAL CORP.

By:             /s/ Georgia Erbez
Name:  Georgia Erbez
Title:	Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Exhibit Description
10.1	2013 Plan Amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan..